UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

  On June 12, 2007, CombinatoRx, Incorporated ("CombinatoRx") and Fovea Pharmaceuticals SA ("Fovea") amended and restated their Research and License Agreement, dated as of January 30, 2006, and amended as of June 26, 2006 (the "Amended Agreement") to focus the terms of the collaboration on progress made to date. Under the Amended Agreement, Fovea will continue to conduct, at its own expense, preclinical and clinical development for certain ophthalmic indications of combination drug candidates it has selected from the CombinatoRx portfolio of product candidates. Fovea is obligated to develop selected combination candidates pursuant to specified development criteria through the end of phase 2b clinical trials.

CombinatoRx and Fovea will continue to jointly own new intellectual property and data generated by Fovea regarding the selected combination candidates through phase 2a clinical trials. CombinatoRx retains the rights to develop and commercialize the combination candidates licensed to Fovea in North America and certain other countries and CombinatoRx granted Fovea exclusive rights to commercialize selected combination candidates that are developed to through phase 2b clinical trials for specified ophthalmic indications in Europe and all other countries that are not retained by CombinatoRx. The parties have co-exclusive rights in Japan and Taiwan. The grant by CombinatoRx to Fovea of an exclusive milestone and royalty-bearing worldwide license to certain preclinical drug combinations to treat allergic and inflammatory diseases of the front of the eye was retained in the Amended Agreement.

The Amended Agreement has no definite term and may be terminated on a product by product basis by either party upon an unremedied material breach; provided that, upon the second occurrence of an unremedied material breach by Fovea, CombinatoRx may terminate the agreement in its entirety and all intellectual property rights would return to CombinatoRx. In addition, if Fovea fails to develop a product candidate it selects pursuant to specified diligence milestones, after discussions between the parties, the agreement may be terminated by CombinatoRx for such class of combination product candidates. CombinatoRx may terminate the agreement if Fovea fails to make required undisputed payments and either party may terminate the agreement upon the insolvency of the other party.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Research and License Agreement, dated June 12, 2007, between CombinatoRx, Incorporated and Fovea Pharmaceuticals SA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CombinatoRx, Incorporated
	By:	/s/Jason F. Cole, Esq.
Jason F. Cole, Esq.
Senior Vice President, General Counsel
and Secretary
Date: June 12, 2007

Index to Exhibits
Exhibit No.	Description
10.1	Amended and Restated Research and License Agreement, dated June 12, 2007, between CombinatoRx, Incorporated and Fovea Pharmaceuticals SA.